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MICHAEL HAGAN RETURNS TO NUTRISYSTEM BOARD OF DIRECTORS

Original architect of Nutrisystem's direct-to-consumer e-commerce business model to rejoin board as lead independent director

Fort Washington, PA-February 16, 2012-Nutrisystem, Inc. (NASDAQ: NTRI), the leading home delivery weight loss company, today announced that Michael J. Hagan has joined the company's board of directors. Mr. Hagan will serve as lead independent director, and will also serve on the board's Nominating and Corporate Governance Committee.

Mr. Hagan led Nutrisystem as chairman and chief executive officer from December 2002 until May 2008, and was the original architect of the company's successful direct to consumer e-commerce business model, which has helped millions of consumers lose weight, feel better, and live healthier lifestyles. He and his former team established Nutrisystem as a leader in the weight loss space, and he brings his extensive experience in the category back to the board.

Joe Redling, Nutrisystem's Chairman and Chief Executive Officer, said, "Michael Hagan and I have been discussing his return to the Nutrisystem board for some time, and I'm delighted he has agreed to accept our invitation. His expertise as an entrepreneur and creator of consumer brands and innovative direct-to-consumer business models will be extremely valuable to me and to the entire board as we continue to navigate the challenging economic and competitive landscape while preparing to launch our products in new sales channels and on additional platforms later in 2012."

Mr. Hagan added, "I'm thrilled with the opportunity to work again with Joe Redling, as well as the company's board of directors, as we re-energize growth in the dynamic dieting, health and wellness space. The entire Nutrisystem team is committed to increasing shareholder value. I look forward to once again rolling up my sleeves with Nutrisystem to help consumers all across America meet their weight loss goals."

Mr. Hagan is currently CEO, President, and Chairman of the Board of LifeShield, Inc., the first national, professional grade and professionally monitored wireless security system that uses an easy to set-up "plug and protect" process. He also serves as a board member for Internet Capital Group, Inc., Franklin Square Investment Corp., and the Greater Philadelphia YMCA.

Prior to joining Nutrisystem in 2002, Mr. Hagan was the co-founder of Verticalnet, Inc., a business-to-business internet and software company, and held a number of executive positions including chairman of the board, president, and chief executive officer. He was named Forbes magazine's Entrepreneur of the Year for 2006 for his work at Nutrisystem, and is a two-time Ernst & Young Entrepreneur of the Year award winner for the Philadelphia region.

About Nutrisystem

Nutrisystem, Inc. (NASDAQ: NTRI) is the number one home delivery weight-loss company. Nutrisystem® products are sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, with convenient home delivery. The Company offers proven nutritionally balanced weight loss programs designed for women, men, and seniors, as well as the Nutrisystem® D® program, specifically designed to help people with type 2 diabetes who want to lose weight and manage their diabetes. The Nutrisystem® program is based on 40 years of nutrition research and the science of the low glycemic index, and offers a variety of great tasting, satisfying, good carbohydrate meals that are designed to be heart healthy. The program was named the "Least Expensive Home Delivery Program" by CBS Money Watch in January 2011. The program has no membership fees and provides weight management support and counseling by trained weight-loss coaches and online and mobile weight management tools free of charge. Nutrisystem proudly supports the American Diabetes Association in its movement to Stop Diabetes™, as well as to help in increasing awareness of the correlation between weight loss and improvements in diabetes control. For more information or to become a customer, visit http://www.nutrisystem.com or call 1-800-891-3215. For the healthcare professional, please visit http://www.nutrisystem.com/hcp. Follow Nutrisystem on Twitter @nutrisystem and on Facebook at www.Facebook.com/nutrisystem.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's growth plans and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.